Exhibit 99.1

Zoran Corporation:
Karl Schneider	Bonnie McBride (Investors)
Chief Financial Officer	(415) 806-0385
(408) 523-6500	bonnie@avalonir.com
ir@zoran.com

Company Web Site:

www.zoran.com

ZORAN CORPORATION REPORTS FOURTH QUARTER AND YEAR END 2008 RESULTS

DTV revenues grow 59 percent annually, achieving records in revenues and units shipped; Company generates nearly $26 million in cash from operations during the fourth quarter and enters 2009 with $396 million in cash and short-term investments and long-term investments

SUNNYVALE, Calif.  (January 26, 2009)  — Zoran Corporation (Nasdaq GS: ZRAN), a leading provider of digital solutions for applications in the digital entertainment and digital imaging markets, today reported results for its fourth quarter and year ended December 31, 2008.

Revenues for the fourth quarter were $74.7 million, compared to $126.1 million last quarter and $129.4 million for the fourth quarter of 2007.  The Company reported a fourth quarter GAAP net loss of $20.2 million, or $0.40 per share, which includes $3.1 million for stock-based compensation expense, $109 thousand for amortization of acquired intangible assets and an adjustment of the tax provision to a non-GAAP rate of $6.5 million.  This compares with a net loss of $154.2 million, or $3.01 per share, for the previous quarter and net income of $58.7 million, or $1.11 per diluted share, for the fourth quarter last year.  As a reminder, the previous quarter’s net loss included non-cash charges of $167.6 million for impairment of intangible assets.

Non-GAAP net loss for the fourth quarter was $10.5 million, or $0.21 per share, which excludes charges related to the amortization of acquisition-related purchased intangible assets, stock-based compensation expenses and the adjustment of the tax provision to a non-GAAP rate. This compares with non-GAAP net income of $13.9 million, or $0.27 per diluted share, for the previous quarter, and $18.1 million, or $0.34 per diluted share, for the same period last year.

For the full year 2008, revenues were $438.5 million, compared to $507.4 million for 2007.  GAAP net loss for 2008 was $215.7 million, or $4.20 per diluted share, compared to net income of $66.2 million or $1.29 per diluted share for the full year 2007.  Non-GAAP net income for 2008 was $8.4 million, or $0.16 per diluted share.  This compares with non-GAAP net income of $70.9 million, or $1.37 per diluted share for 2007.

“At the onset of 2008, we stated that revenues from our DTV and mobile phone processor product lines would grow substantially throughout the year and we are pleased that despite the worldwide recession, we were able to deliver on this objective,” said Dr. Levy Gerzberg, Zoran’s president and chief executive officer.  “DTV grew 59 percent on an annual basis and mobile phone processors increased nearly five-fold during the same period. These strong results were not enough to offset the impact of the deteriorating economy on our remaining markets however, and we do not expect any near-term improvements in those markets.  Our focus remains on managing our resources and controlling expenses and we are pleased to have generated nearly $26 million in cash from operations during the quarter, enabling us to begin the year with $396 million in cash and short-term investments and long-term investments.  We have multiple new product introductions scheduled for 2009 and continue to see solid design win activity for existing product lines, positioning us well for when the economy recovers.”

Recent Highlights

•

Revenues by product line for the fourth quarter of 2008 were 36 percent Digital Camera, 23 percent DTV, 23 percent Printer Imaging, 10 percent DVD, 7 percent mobile phone processors and 1 percent other

•	Zoran demonstrated new HDTV, Set-Top Box, Digital Camera, HD DVD, Multimedia Mobile Phone, Printer and Connected Technologies at CES 2009

•	Over 70 new consumer electronic product models Powered by Zoran were displayed at CES 2009

•

Products powered by Zoran gained CES 2009 Innovation recognition, including Aiptek’s Portable Media Player PocketCinema V10, Samsung’s Upconverting DVD Player DVD-H1080, and new digital camera models under major brand names

•	Flip Mino HD from Pure Digital using Zoran’s COACH digital camera technology was named “Gadget of the Year” by Freep.com and listed under PC World’s Best Products of CES 2009

•	Printing devices using Zoran’s IPS Software Solution won industry awards again in 2008

•	Zoran shipped new SupraHD® 775 & SupraHD® 785 HDTV Processors with Advanced Audio Processing and Color Management capabilities

Future Outlook

The following forward-looking statements are based on our current expectations, and actual results may differ materially.

The Company is currently expecting first quarter 2009 revenues to range between $50 million and $55 million, with gross margins ranging between 46 and 48 percent.  Excluding acquisition related amortization costs and stock-based compensation expense, non-GAAP operating expenses are expected to be in a range of $51 million to $52 million.  Acquisition-related amortization costs are expected to be approximately $109 thousand and stock-based compensation expense is expected to range between $2.9 and $3.4 million.  The Company expects to record a first quarter loss in the range of $0.54 to $0.58 per share on approximately 51.5 million shares.  On a non-GAAP basis, which excludes acquisition-related amortization costs and stock-based compensation expense, the Company expects to record a loss in the range of $0.48 and $0.53 per share.  With this outlook, cash is expected to decline between $25 million and $30 million.

Zoran will provide more commentary on its fourth quarter results during the quarterly conference call.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Zoran provides non-GAAP financial information, consisting of non-GAAP operating expense and non-GAAP net income (loss) that excludes impairment of intangible assets, acquisition related in-process research and development expenses, amortization of acquired intangible assets and stock-based compensation expense and associated income tax adjustments.

The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes items that management considers to be outside of the Company’s core operating results. The Company believes that this non-GAAP net income (loss), in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation, and to plan and forecast performance in future periods. The Company’s non-GAAP net income (loss) is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

Quarterly Conference Call

Zoran Corporation has scheduled a conference call for 2:00 p.m. PT today to discuss fourth quarter and year end results.  To listen to the call, please call 617-614-4070 approximately five minutes prior to the start of the call.   For those who are not available to listen to the live conference call, a replay will be available from approximately 4:30 p.m. PT on January 26, until 4:30 p.m. PT on February 1, 2009. The access number for the replay is 617-801-6888, confirmation number 62707715.  The conference call will be broadcast live over the Internet and can be accessed by all interested parties through the investor relations section of Zoran’s website at www.zoran.com. Please access the website at least fifteen minutes prior to the start of the call to register and to download and install any necessary audio software.

Company Profile

Zoran Corporation, based in Sunnyvale, California, is a leading provider of digital solutions for applications in the growing digital entertainment and digital imaging markets. With two decades of expertise developing and delivering digital signal processing technologies, Zoran has pioneered high-performance digital audio and video, imaging applications, and Connect Share Entertain™ technologies for the digital home. Zoran’s proficiency in integration delivers major benefits for OEM customers, including greater capabilities within each product generation, reduced system costs, and shorter time to market. Zoran-based DVD, digital camera, DTV, multimedia mobile phone, and multifunction printer products have received recognition for excellence and are now in hundreds of millions of homes and offices worldwide. With headquarters in the U.S. and additional operations in Canada, China, England, France, India, Israel, Japan, Korea and Taiwan, Zoran may be contacted on the World Wide Web at www.zoran.com or at 408-523-6500.

Forward-Looking Statements

This press release includes forward-looking statements, including the chief executive officer quotation and the material presented under “Future Outlook,” that reflect the Company’s current views with respect to future events and future financial performance. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from what is expected, including risks associated with: potential declines in the Company’s sales as a result of a global economic slowdown that could reduce demand for consumer electronic and other products; recent tightening in global credit markets, which could result in insolvency of key suppliers or customers, and customer inability to finance purchases of our products; the rapidly evolving markets for the Company’s products and uncertainty regarding the pace and direction of development of those markets; cost and length of time required for new product development; timing and impact of  new product introductions by the Company and its competitors, and of transitions away from older products; intense competition in our markets and in the markets in which our customers operate; the Company’s reliance on other parties for wafer supplies, product assembly and testing, and manufacturing capacity; the effects of changes in revenue and product mix on the Company’s gross margins; the Company’s dependence on sales to large customers; fluctuations in tax rate caused by projections of the geographic sources of Company income; dependence on key personnel; and reliance on international operations, particularly operations in Israel. Further information regarding these and other risks and uncertainties can be found in the Company’s most recently filed Annual Report on Form 10-K and other filings with the SEC.

Zoran, the Zoran logo, APPROACH, SupraTV and SupraXD are trademarks of Zoran Corporation in the United States and/or other countries.  All other brands or names may be claimed as property of others.

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ZORAN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007

Revenues:
Hardware product revenues	$59,808	$113,860	$379,823	$445,370
Software and other revenues	14,881	15,513	58,716	61,991
Total revenues	74,689	129,373	438,539	507,361

Costs and expenses:
Cost of hardware product revenues	36,413	62,030	229,008	236,282
Research and development	30,342	30,113	117,948	113,140
Selling, general and administrative	21,010	27,372	94,562	112,422
Amortization of intangibles	109	9,238	23,096	43,224
Impairment of intangible assets	—	—	167,579	—
In-process research and development	—	—	22,383	—
Total costs and expenses	87,874	128,753	654,576	505,068

Operating income (loss)	(13,185)	620	(216,037)	2,293

Interest and other income, net	2,925	1,925	12,589	14,058
Income (loss) before income taxes	(10,260)	2,545	(203,448)	16,351

Provision (benefit) for income taxes	9,949	(56,185)	12,279	(49,835)
Net income (loss)	$(20,209)	$58,730	$(215,727)	$66,186

Basic net income (loss) per share	$(0.40)	$1.15	$(4.20)	$1.32
Diluted net income (loss) per share	$(0.40)	$1.11	$(4.20)	$1.29

Shares used to compute basic net income (loss) per share	51,018	50,991	51,350	49,981
Shares used to compute diluted net income (loss) per share	51,018	52,728	51,350	51,404

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ZORAN CORPORATION

NON-GAAP ADJUSTMENTS TO NET INCOME (LOSS)

(in thousands, except per share data)

(unaudited)

	Three Months Ended				Year Ended
	December 31,				December 31,
	2008		2007		2008		2007

GAAP net income (loss)	$(20,209)		$58,730		$(215,727)		$66,186

Adjusting items to GAAP net income (loss):

Operating expenses related to stock based compensation expense	3,117	(a)	3,452	(a)	13,106	(a)	14,775	(a)
Amortization of intangibles	109	(b)	9,238	(b)	23,096	(b)	43,224	(b)
Impairment of intangible assets	—		—		167,579	(c)	—
In-process research and development expense	—		—		22,383	(d)	—
Provision (benefit) for income taxes	6,486	(e)	(53,334)		(2,044	)(e)	(53,334)

Non-GAAP net income (loss)	$(10,497	)(f)	$18,086	(f)	$8,393	(f)	$70,851	(f)

Non-GAAP basic net income (loss) per share	$(0.21	)(f)	$0.35	(f)	$0.16	(f)	$1.42	(f)
Non-GAAP diluted net income (loss) per share	$(0.21	)(f)	$0.34	(f)	$0.16	(f)	$1.37	(f)

Shares used to compute non-GAAP basic net income (loss) per share	51,018		50,991		51,350		49,981
Shares used to compute non-GAAP diluted net income (loss) per share	51,018		52,861		51,548		51,659

(a) This adjustment reflects the stock-based compensation expense recorded under SFAS 123R.  For 2007, the adjustment also includes additional stock based compensation expense attributable to options that were remeasured as part of the stock option review and the attributable tax implications under IRS regulation 409(A) that will be incurred by the Company.  The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.  (see (f) below)

(b) This adjustment reflects the amortization of intangible assets associated with the acquisitions of Oak Technology, Inc. in August 2003, Emblaze Semiconductor in July 2004, Oren Semiconductor, Inc. in June 2005 and Let It Wave in June 2008.  These acquired intangible assets are amortized over their estimated useful lives.  Such amortization expense does not impact the Company’s cash flows and is excluded by management when evaluating our core operating results.  (see (f) below)

(c) This adjustment represents the impairment of acquisition related to goodwill and intangible assets recorded by the Company as part of the annual Statement of Financial Accounting Standards (“SFAS”) No. 142 “Goodwill and Other Intangible Assets” and SFAS 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” analysis.  The impairment of goodwill and intangible assets does not impact the Company’s ongoing cash flows and is excluded by management when evaluating our core operating results. (see (f) below)

(d) This adjustment reflects the in process research and development charge recorded by the Company as part of the acquisition of Let It Wave in June 2008.  This in process research and development charge does not impact the Company’s ongoing cash flows and is excluded by management when evaluating our core operating results. (see (f) below)

(e) This adjustment represents the difference between the non-GAAP income tax rate and the GAAP income tax rate. This adjustment is made by the Company when it evaluates its continuing operational performance.  (see (f) below)

(f) The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges that management considers to be outside of the Company’s core operating results. The Company believes that this non-GAAP net income, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP net income is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

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ZORAN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31,	December 31,
	2008	2007

ASSETS

Current assets:
Cash and short-term investments	$358,527	$319,809
Accounts receivable, net	22,845	58,220
Inventory	37,365	48,992
Prepaid expenses and other current assets	25,549	25,189
Total current assets	444,286	452,210

Property and equipment, net	15,811	17,636
Long-term investments	37,425	85,350
Other assets	69,659	70,500
Intangible assets, net	5,266	194,636

Total assets	$572,447	$820,332

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$29,918	$67,836
Accrued expenses and other liabilities	36,134	43,968
Total current liabilities	66,052	111,804

Long term liabilities	26,985	20,756

Stockholders’ equity:
Common stock	51	51
Additional paid-in capital	858,429	847,597
Accumulated other comprehensive income (loss)	(2,472)	995
Accumulated deficit	(376,598)	(160,871)
Total stockholders’ equity	479,410	687,772

Total liabilities and stockholders’ equity	$572,447	$820,332

Contact:	Karl Schneider, Chief Financial Officer of Zoran Corporation, 408-523-6500, or ir@zoran.com;
or Bonnie McBride (Investors), 415-806-0385, or bonnie@avalonir.com
Web site: http://www.zoran.com
(ZRAN)